Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-260818

GENERAL MOTORS FINANCIAL COMPANY, INC.
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated November 12, 2021
(To Prospectus dated November 5, 2021)

    The current Registration Statement for the Notes (No. 333-260818) was automatically effective on November 5, 2021. The current interest rates on the Notes, which became effective on October 25, 2021, are as follows:

Principal Amount	All Amounts
Interest Rate per Annum	1.25%